UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2008

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-51199 (Commission File Number)	41-2679325 (IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

Attached to this Form 8-K as Exhibit 99.1 is a copy of a letter to be sent by Inland Western Retail Real Estate Trust, Inc. (the “Company”) to its shareholders in connection with the Company’s December monthly distribution, which letter will be sent on or about December 10, 2008 and which letter is incorporated by reference in its entirety into this filing.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

The following Exhibit is included with this Report:

99.1                           Letter to shareholders of Inland Western Retail Real Estate Trust, Inc.

The forward-looking statements contained in this report are based on current expectations, estimates, projections and assumptions made by management.  While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is subject to uncertainties and may involve certain risks, many of which are difficult to predict and beyond management’s control.  As such, these statements are not guarantees of future performance, results or events.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. (Registrant)

	By:	/s/ Steven P. Grimes
Steven P. Grimes
Chief Operating Officer, Chief
Date: December 10, 2008		Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to shareholders of Inland Western Retail Real Estate Trust, Inc.